GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS FIRST QUARTER 2021 RESULTS

•Sales of $4.5 billion, Up 9.1%
•Diluted EPS from Continuing Operations $1.50, Up 79%
•Strengthened Balance Sheet and Strong Cash Flow
•Raises 2021 Outlook for Revenue Growth and Diluted EPS

ATLANTA, April 22, 2021 -- Genuine Parts Company (NYSE: GPC) announced today its results for the first quarter ended March 31, 2021.

“We are pleased with the strong start to 2021 and the ongoing recovery in our Automotive and Industrial businesses. The GPC team remained focused on execution and demonstrated agility in delivering strong financial results. We also operated through the quarter with continued focus on the physical and mental well-being of our employees, as our 50,000 teammates are the core of our success,” said Paul Donahue, Chairman and Chief Executive Officer of Genuine Parts Company.

First Quarter 2021 Results

Sales from continuing operations were $4.5 billion, a 9.1% increase compared to $4.1 billion in the same period of the prior year. The increase is attributable to a 4.6% increase in comparable sales, a 3.7% net benefit of foreign currency and other, and a 0.8% benefit from acquisitions.

Net income from continuing operations on both a GAAP and adjusted basis was $217.7 million, or a diluted earnings per share of $1.50. This compares to net income from continuing operations of $122.3 million, or $0.84 per diluted share in the prior year period, an increase of 79%, and compares to adjusted net income from continuing operations of $116.8 million last year1, or adjusted diluted earnings per share of $0.80, an increase of 88%.

Mr. Donahue stated, “Our positive sales growth was driven by a number of factors, including the overall strengthening economy, stimulus and execution of key initiatives. The Automotive business posted our strongest growth, with positive sales comps in each region of our operations, and Industrial continued its recovery with the third consecutive quarter of improving sales trends. In addition, we executed very well, producing our 14th consecutive quarter of gross margin expansion and managing our expenses through
1 Adjusted net income from continuing operations, adjusted diluted net income from continuing operations per common share and free cash flow referred in this press release are non-GAAP financial measures. Please refer to the supplemental information presented below for reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.
(Cont.)

ongoing cost actions and the carryover of expense reductions implemented last year. Our progress in these areas drove a substantial increase in operating profit and net earnings, and we expect to build on this positive momentum as we move forward through the year.”

First Quarter 2021 Segment Highlights

Automotive Parts Group

Automotive sales were $3.0 billion, up 14.3% from the first quarter of 2020, representing 66% of total Company revenues. The increase consisted of an 8.3% increase in comparable sales, a 5.1% net benefit of foreign currency and other and a 0.9% contribution from acquisitions. Segment profit of $235.7 million increased 65.3%, with a segment profit margin of 8.0%, up 250 basis points from 2020.

Industrial Parts Group

Industrial sales were $1.5 billion, up 0.1% from the first quarter of 2020, representing 34% of total company revenues. The increase includes a 1.3% benefit of foreign currency and a 0.6% contribution from acquisitions, mostly offset by a 1.8% decrease in comparable sales. Segment profit of $125.3 million increased 10.0%, with profit margin of 8.3%, up 80 basis points from 2020.

Balance Sheet, Cash Flow and Capital Allocation

The Company generated operating cash flow from continuing operations of $300.9 million during the first three months of 2021, an increase from $27.9 million in the prior year, driven primarily by higher net income and the effective management of our working capital. The Company used $40.7 million in cash for investing activities, including $48.4 million for capital expenditures in the quarter. The Company also used $116.0 million in cash for financing activities which includes quarterly dividends of $114.0 million paid to shareholders. Free cash flow was $252.6 million for the first three months of 20211.

The Company ended the quarter with $2.6 billion in total liquidity, consisting of $1.5 billion availability on the revolving credit facility and $1.1 billion in cash and cash equivalents. The Company is in compliance with all covenants connected to its notes and other borrowings.

"We have a strong cash position and ample financial strength to pursue strategic growth opportunities through our disciplined capital allocation strategy. Looking ahead, GPC is well-positioned to benefit from a strong economic recovery, favorable sales trends and clear strategic plan to capture profitable growth, generate strong cash flow and create shareholder value," Mr. Donahue concluded.

2021 Outlook

In consideration of several factors, the Company is updating its full-year 2021 guidance previously provided in its earnings release on February 17, 2021. The Company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook and the continued uncertainty of COVID-19 and its potential impact on our results in its updated guidance, as outlined in the table below. The Company will continue to update full-year guidance during 2021, as appropriate.

(Cont.)

For the Year Ended December 31, 2021
	Previous Outlook	Updated Outlook
Total sales growth	4% to 6%	5% to 7%
Automotive sales growth	4% to 6%	5% to 7%
Industrial sales growth	3% to 5%	4% to 6%
Diluted earnings per share	$5.55 to $5.75	$5.85 to $6.05
Effective tax rate	24.5% to 25.5%	24.5% to 25.5%
Net cash provided by operating activities	$1.0 billion to $1.2 billion	$1.0 billion to $1.2 billion
Free cash flow	$700 million to $900 million	$700 million to $900 million

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These items include adjusted net income from continuing operations, adjusted diluted net income from continuing operations per common share and free cash flow. The Company believes that the presentation of adjusted net income from continuing operations, adjusted diluted net income from continuing operations per common share and free cash flow, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of the Company's core operations. The Company considers these metrics useful to investors because they provide greater transparency into management’s view and assessment of the Company’s ongoing operating performance by removing items management believes are not representative of our continuing operations and may distort our longer-term operating trends. We believe these measures are useful and enhance the comparability of our results from period to period and with our competitors, as well as show ongoing results from operations distinct from items that are infrequent or not associated with the Company’s core operations. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures as superior to, in isolation from, or as a substitute for, GAAP financial information. The Company has included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below.

Comparable Sales

Comparable sales is a key metric that refers to period-over-period comparisons of our sales excluding the impact of acquisitions, foreign currency and other. The Company considers this metric useful to investors because it provides greater transparency into management’s view and assessment of the Company’s core ongoing operations. This is a metric that is widely used by analysts, investors and competitors in our industry, although our calculation of the metric may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate this metric in the same manner.

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter. A supplemental earnings deck will also be available for reference. Interested parties may listen to the call and view the supplemental earnings deck on the Company’s website at http://genuineparts.investorroom.com. The call is also available by dialing 877-407-0789, conference ID 13717891. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 13717891, two hours after the completion of the call.

(Cont.)

About Genuine Parts Company

Founded in 1928, Genuine Parts Company is a global service organization engaged in the distribution of automotive replacement parts and industrial parts. The Company's Automotive Parts Group distributes automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the United Kingdom (“U.K.”), Germany, Poland, the Netherlands and Belgium. The Company's Industrial Parts Group distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia. In total, the Company serves its global customers from an extensive network of more than 10,000 locations in 14 countries. Genuine Parts Company had 2020 revenues of $16.5 billion. Further information is available at www.genpt.com.

Contacts

Sidney G. Jones, Senior Vice President - Investor Relations – (678) 934-5628

Forward Looking Statements

Some statements in this release, as well as in materials the Company files with the Securities and Exchange Commission (SEC), release to the public or make available on the Company's website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements include the Company's view of business and economic trends for the remainder of the year, the Company's ability to execute our strategic priorities and capitalize in light of these business and economic trends, and the updated full-year 2021 financial guidance for the Company provided above. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking.
The Company cautions that all forward-looking statements involve risks and uncertainties, and while the Company believes that its expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the extent and duration of the disruption to the Company's business operations caused by the global health crisis associated with the COVID-19 pandemic, including the effects on the financial health of the Company's business partners and customers, on supply chains and the Company's suppliers, on vehicle miles driven as well as other metrics that affect the Company's business, and on access to capital and liquidity provided by the financial and capital markets; the Company’s ability to maintain compliance with its debt covenants; the Company's ability to successfully integrate acquired businesses into the Company's operations and to realize the anticipated synergies and benefits; the Company's ability to successfully implement its business initiatives in its two business segments; slowing demand for the Company's products; the ability to maintain favorable supplier arrangements and relationships; disruptions in global supply chains and in the operations of the Company's suppliers, including as a result of the impact of COVID-19 on our suppliers and our supply chain; changes in national and international legislation or government regulations or policies, including changes to import tariffs, environmental and social policy, infrastructure programs and privacy legislation, and their impact to the Company and its suppliers and customers; changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation and the U.K.'s exit from the European Union, and the unpredictability of the impact following such exit; changes in tax policies; volatile exchange rates; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; the Company's ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product,
(Cont.)

service and pricing pressures; failure or weakness in the Company's disclosure controls and procedures and internal controls over financial reporting, including as a result of the work from home environment; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company's information systems, as well as other risks and uncertainties discussed in the Company's Annual Report on Form 10-K for 2020 and from time to time in the Company's subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share data)	2021	2020
Net sales	$4,464,714	$4,092,526
Cost of goods sold	2,923,899	2,704,348
Gross profit	1,540,815	1,388,178
Operating expenses:
Selling, administrative and other expenses	1,195,164	1,142,697
Depreciation and amortization	72,296	67,254
Provision for doubtful accounts	4,909	6,519
Restructuring costs	—	2,982
Total operating expenses	1,272,369	1,219,452
Non-operating (income) expense:
Interest expense	19,062	20,965
Other	(36,475)	(12,832)
Total non-operating (income) expense	(17,413)	8,133
Income before income taxes	285,859	160,593
Income taxes	68,149	38,247
Net income from continuing operations	217,710	122,346
Net income from discontinued operations	—	14,189
Net income	$217,710	$136,535
Dividends declared per common share	$0.8150	$0.7900
Basic earnings per share:
Continuing operations	$1.51	$0.84
Discontinued operations	—	0.10
Basic earnings per share	$1.51	$0.94
Diluted earnings per share:
Continuing operations	$1.50	$0.84
Discontinued operations	—	0.10
Diluted earnings per share	$1.50	$0.94

Weighted average common shares outstanding	144,413	145,052
Dilutive effect of stock options and non-vested restricted stock awards	887	571
Weighted average common shares outstanding – assuming dilution	145,300	145,623

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2021	2020
Net sales:
Automotive	$2,953,165	$2,582,685
Industrial	1,511,549	1,509,841
Total net sales	$4,464,714	$4,092,526
Segment profit:
Automotive	$235,678	$142,578
Industrial	125,292	113,933
Total segment profit	360,970	256,511
Interest expense, net	(18,324)	(19,868)
Intangible asset amortization	(25,544)	(22,740)
Corporate expense	(31,243)	(55,061)
Other unallocated costs (1)	—	1,751
Income before income taxes from continuing operations	$285,859	$160,593

(1)     The following table presents a summary of the other unallocated costs:

	Three Months Ended March 31,
(in thousands)	2021	2020
Other unallocated costs:
Restructuring costs (2)	$—	$(2,982)
Gain on insurance proceeds related to SPR Fire (3)	—	12,282
Transaction and other costs (4)	—	(7,549)
Total other unallocated costs	$—	$1,751

(2)    Adjustment reflects restructuring costs related to the execution of the 2019 Cost Savings Plan. The costs are primarily associated with severance and other employee costs, including a voluntary retirement program, and facility and closure costs related to the consolidation of operations.
(3)    Adjustment reflects insurance recoveries in excess of losses incurred on inventory, property, plant and equipment and other fire-related costs related to the S.P. Richards Headquarters and Distribution Center.
(4)    Adjustment reflects $6.0 million of incremental costs associated with COVID-19 for the three months ended March 31, 2020 and costs associated with certain divestitures. COVID-19 related costs include incremental costs incurred relating to fees to cancel marketing events and increased cleaning and sanitization materials, among other things.

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	March 31, 2021	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,117,988	$354,469
Trade accounts receivable, less allowance for doubtful accounts (2021 – $39,800; 2020 – $34,898)	1,809,637	2,463,415
Merchandise inventories, net	3,600,658	3,386,289
Prepaid expenses and other current assets	1,149,877	1,128,119
Current assets of discontinued operations	—	660,758
Total current assets	7,678,160	7,993,050
Goodwill	1,885,447	2,206,650
Other intangible assets, less accumulated amortization	1,455,333	1,393,387
Deferred tax assets	51,907	52,313
Property, plant and equipment, less accumulated depreciation (2021 – $1,296,920; 2020 – $1,202,059)	1,165,236	1,134,349
Operating lease assets	1,044,127	969,288
Other assets	663,333	449,695
Noncurrent assets of discontinued operations	—	252,623
Total assets	$13,943,543	$14,451,355

Liabilities and equity
Current liabilities:
Trade accounts payable	$4,479,398	$3,919,030
Current portion of debt	160,373	908,865
Dividends payable	117,714	114,476
Other current liabilities	1,578,866	1,444,699
Current liabilities of discontinued operations	—	194,150
Total current liabilities	6,336,351	6,581,220
Long-term debt	2,458,020	2,726,391
Operating lease liabilities	788,907	734,210
Pension and other post–retirement benefit liabilities	254,558	249,887
Deferred tax liabilities	206,630	211,160
Other long-term liabilities	562,968	456,101
Noncurrent liabilities of discontinued operations	—	69,355
Equity:
Preferred stock, par value – $1 per share; authorized – 10,000,000 shares; none issued	—	—
Common stock, par value – $1 per share; authorized – 450,000,000 shares; issued and outstanding – 2021 – 144,458,057 shares; 2020 – 144,249,343 shares	144,458	144,249
Additional paid-in capital	117,867	103,878
Accumulated other comprehensive loss	(1,023,760)	(1,333,329)
Retained earnings	4,085,998	4,487,904
Total parent equity	3,324,563	3,402,702
Noncontrolling interests in subsidiaries	11,546	20,329
Total equity	3,336,109	3,423,031
Total liabilities and equity	$13,943,543	$14,451,355

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2021	2020
Operating activities:
Net income	$217,710	$136,535
Net income from discontinued operations	—	14,189
Net income from continuing operations	217,710	122,346
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	72,296	67,254
Share-based compensation	6,235	4,495
Excess tax benefits from share-based compensation	(1,764)	(221)
Changes in operating assets and liabilities	6,465	(166,014)
Net cash provided by operating activities from continuing operations	300,942	27,860
Investing activities:
Purchases of property, plant and equipment	(48,391)	(38,914)
Proceeds from sale of property, plant and equipment	16,863	3,327
Proceeds from divestitures of businesses	10,345	10,442
Acquisitions of businesses and other investing activities	(19,489)	(3,833)
Net cash used in investing activities from continuing operations	(40,672)	(28,978)
Financing activities:
Proceeds from debt	31,599	1,318,905
Payments on debt	(26,767)	(1,057,667)
Share-based awards exercised	(5,429)	(341)
Dividends paid	(114,043)	(110,851)
Purchases of stock	—	(95,719)
Other financing activities	(1,354)	(871)
Net cash (used in) provided by financing activities from continuing operations	(115,994)	53,456
Cash flows from discontinued operations:
Net cash provided by operating activities from discontinued operations	—	46,200
Net cash used in investing activities from discontinued operations	—	(6,495)
Net cash provided by financing activities from discontinued operations	—	—
Net cash provided by discontinued operations	—	39,705
Effect of exchange rate changes on cash and cash equivalents	(16,454)	(14,566)
Net increase in cash and cash equivalents	127,822	77,477
Cash and cash equivalents at beginning of period	990,166	276,992
Cash and cash equivalents at end of period	$1,117,988	$354,469

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME FROM CONTINUING OPERATIONS TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS AND GAAP DILUTED NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE TO ADJUSTED DILUTED NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2021	2020
GAAP net income from continuing operations	$217,710	$122,346

Adjustments:
Restructuring costs (1)	—	2,982
Gain on insurance proceeds related to SPR Fire (2)	—	(12,282)
Transaction and other costs (3)	—	7,549
Total adjustments	—	(1,751)
Tax impact of adjustments	—	(3,810)
Adjusted net income from continuing operations	$217,710	$116,785

The table below represent amounts per common share assuming dilution:

	Three Months Ended March 31,
(in thousands, except per share data)	2021	2020
GAAP net income from continuing operations	$1.50	$0.84

Adjustments:
Restructuring costs (1)	—	0.02
Gain on insurance proceeds related to SPR Fire (2)	—	(0.08)
Transaction and other costs (3)	—	0.05
Total adjustments	—	(0.01)
Tax impact of adjustments	—	(0.03)
Adjusted net income from continuing operations	$1.50	$0.80
Weighted average common shares outstanding – assuming dilution	145,300	145,623

The table below clarifies where the items that have been adjusted above to improve comparability of the financial information from period to period are presented in the consolidated statements of income.

	Three Months Ended March 31,
(in thousands)	2021	2020
Line item:
Selling, administrative and other expenses	$—	$7,549
Restructuring costs	—	2,982
Non-operating (income) expense: Other	—	(12,282)
Total adjustments	$—	$(1,751)

(Cont.)

(1)    Adjustment reflects restructuring costs related to the execution of the 2019 Cost Savings Plan. The costs are primarily associated with severance and other employee costs, including a voluntary retirement program, and facility and closure costs related to the consolidation of operations.
(2)     Adjustment reflects insurance recoveries in excess of losses incurred on inventory, property, plant and equipment and other fire-related costs related to the S.P. Richards Headquarters and Distribution Center.
(3)    Adjustment includes $6.0 million of incremental costs associated with COVID-19 for the three months ended March 31, 2020 and costs associated with certain divestitures. COVID-19 related costs include incremental costs incurred relating to fees to cancel marketing events and increased cleaning and sanitization materials, among other things.

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
CHANGE IN NET SALES SUMMARY
(UNAUDITED)

	Three Months Ended March 31, 2021
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
Automotive	8.3%	0.9%	5.5%	(0.4)%	14.3%
Industrial	(1.8)%	0.6%	1.3%	—%	0.1%
Total Net Sales	4.6%	0.8%	4.0%	(0.3)%	9.1%

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2021	2020
Net cash provided by operating activities from continuing operations	$300,942	$27,860
Purchases of property, plant and equipment	(48,391)	(38,914)
Free Cash Flow	$252,551	$(11,054)

For the Year Ended December 31, 2021
	Previous Outlook	Updated Outlook
Net cash provided by operating activities from continuing operations	$1.0 billion to $1.2 billion	$1.0 billion to $1.2 billion
Purchases of property, plant and equipment	Approximately $300 million	Approximately $300 million
Free Cash Flow	$700 million to $900 million	$700 million to $900 million